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                                                                    Exhibit 23.1

                           CONSENT OF ARTHUR ANDERSON LLP

     We consent to the use in the Registration Statement and Prospectus of Patina Oil & Gas Corporation relating to the offer and sale of up to 8,625,000 shares of Common Stock, of our reports dated February 17, 1997 accompanying the financial statements and financial statement schedules of Patina Oil & Gas Corporation in such Registration Statement, and to the use of our name, and the statements with respect to us, as appearing under the headings "Business" and "Experts" in the Prospectus.


                                              By: /s/ Roger Gastrell
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                                              Name: Roger Gastrell
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                                              Title: Partner
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                                              Arthur Anderson LLP
                                              Independent Petroleum Consultants

Dallas, Texas
July 29, 1997